Exhibit 5.1

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

November 4, 2022

CVRx, Inc.

9201 West Broadway Avenue

Suite 650

Minneapolis, Minnesota 55445

Ladies and Gentlemen:

We have acted as counsel to CVRx, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company having an aggregate initial offering price of up to $150,000,000: (i) shares of common stock, $0.01 par value per share (“Common Stock”); (ii) shares of preferred stock, $0.01 par value per share (“Preferred Stock”), in one or more classes or series; (iii) one or more series of debt securities (“Debt Securities”); (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (collectively, “Warrants”); (v) units, consisting of Common Stock, Preferred Stock, Debt Securities, Purchase Contracts (as defined below), Warrants or Rights (as defined below) in any combination (the “Units”); (vi) purchase contracts for the purchase of Common Stock or other securities (the “Purchase Contracts”); and (vii) rights to purchase shares of Common Stock (“Rights”).

We have also acted as counsel to the Company in connection with the offering of up to $50,000,000 of Common Stock that may be issued and sold (the “Sales Agreement Shares”) under an Equity Distribution Agreement entered into by the Company with Piper Sandler & Co. on November 4, 2022 (the “Sales Agreement”). The prospectus for the offer and sale of the Sales Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus”).

The Common Stock, Preferred Stock, Debt Securities, Warrants, Units, Purchase Contracts, Rights and Sales Agreement Shares are collectively referred to herein as the “Securities.” The Securities may be offered separately or together with other Securities, in one or more series, and in amounts, at prices and on terms to be set forth in the prospectus or, in the case of the Sales Agreement Shares, the Sales Agreement Prospectus, and one or more supplements thereto constituting a part of the Registration Statement.

November 4, 2022

Any Common Stock is to be issued under the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”).  Any series of Preferred Stock is to be issued under the Certificate of Incorporation and one or more certificates of designation thereto approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Delaware (each, a “Certificate of Designation”). Any series of Debt Securities is to be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee to be named by the Company substantially in the form filed as Exhibit 4.3 to the Registration Statement, with appropriate insertions, and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  Any Warrants are to be issued pursuant to a warrant agreement (including, if applicable, a form of certificate evidencing the Warrants) (the “Warrant Agreement”), which will be filed as an exhibit to and incorporated by reference into the Registration Statement.  Any Units are to be issued pursuant to a unit agreement (including, if applicable, a form of certificate evidencing the Units) (the “Unit Agreement”), which will be filed as an exhibit to and incorporated by reference into the Registration Statement.  Any Purchase Contracts are to be issued pursuant to a purchase contract agreement (including, if applicable, a form of certificate evidencing the Purchase Contracts) (the “Purchase Contract Agreement”), which will be filed as an exhibit to and incorporated by reference into the Registration Statement.  Any Rights are to be issued pursuant to a rights agent agreement (including, if applicable, a form of certificate evidencing the Rights) (the “Rights Agreement”), which will be filed as an exhibit to and incorporated by reference into the Registration Statement. The Certificate of Incorporation, each Certificate of Designation, the Indenture, any supplements thereto, each Warrant Agreement, each Unit Agreement, each Purchase Contract Agreement and each Rights Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As counsel for the Company, we are familiar with the Certificate of Incorporation and the Amended and Restated By-Laws (the “By-Laws”) of the Company, each as amended to the date hereof, and we have reviewed originals, or copies certified or otherwise authenticated to our satisfaction, of (i) the Registration Statement, (ii) the form of Indenture, (iii) the Sales Agreement, and (iv) the proceedings taken by the Company in connection with the authorization of the Securities. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion letter.

Based on and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                   With respect to the shares of Common Stock, including shares of Common Stock issuable in exchange for or upon conversion of Preferred Stock or Debt Securities or upon the exercise or fulfillment of Warrants or Rights or pursuant to Purchase Contracts or issued as a component of Units (the “Offered Common Stock”) when (i) a prospectus supplement and any other offering material with respect to the Offered Common Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Common Stock, (iv) the Offered Common Stock has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, (v) in the case of Common Stock issuable in exchange for or upon conversion of Preferred Stock or Debt Securities or upon the exercise or fulfillment of Warrants or Rights or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Preferred Stock, Debt Securities, Warrants, Rights, Units or Purchase Contracts referred to in paragraph 2, 3, 4, 5, 6 or 7 hereof (as the case may be) have been completed, and (vi) certificates representing the Offered Common Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of shares of Offered Common Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares), then, upon the happening of such events, such Offered Common Stock will be validly issued, fully paid and nonassessable.

November 4, 2022

2.                   With respect to the shares of any series of Preferred Stock, including shares of Preferred Stock issuable in exchange for or upon conversion of Debt Securities or upon the exercise or fulfillment of Warrants or pursuant to Purchase Contracts or issued as a component of Units (the “Offered Preferred Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Preferred Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Preferred Stock, to fix the terms thereof, and to authorize the execution and filing with the Secretary of State of the State of Delaware a Certificate of Designation relating thereto, (iv) such Certificate of Designation has been executed by duly authorized officers of the Company and so filed by the Company in accordance with the laws of the State of Delaware, (v) the Offered Preferred Stock with terms so fixed has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, (vi) in the case of Preferred Stock issuable in exchange for or upon conversion of Debt Securities or upon the exercise or fulfillment of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Debt Securities, Warrants, Units or Purchase Contracts referred to in paragraph 3, 4, 6 or 7 hereof (as the case may be) have been completed, and (vii) certificates representing the Offered Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of shares of Offered Preferred Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares), then, upon the happening of such events, such Offered Preferred Stock will be validly issued, fully paid and nonassessable.

3.                   With respect to any series of Debt Securities, including Debt Securities issuable upon the exercise or fulfillment of Warrants or pursuant to Purchase Contracts or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such series of Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Debt Securities and related matters and to authorize the execution and delivery of the Indenture and a supplement to the Indenture with respect to such series of Debt Securities, (iv) the Indenture and a supplement to the Indenture with respect to such series of Debt Securities have been duly executed and delivered by the Company and the trustee, (v) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (vi) in the case of Debt Securities issuable upon the exercise or fulfillment of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Warrants, Units or Purchase Contracts referred to in paragraph 4, 6 or 7 hereof (as the case may be) have been completed, then, upon the happening of such events, such Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.                   With respect to any Warrants, including Warrants issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including, if applicable, a form of certificate evidencing such Warrants) and the issuance of such Warrants and the underlying shares of Common Stock, Preferred Stock or Debt Securities, (iv) the Warrant Agreement has been duly executed and delivered by the Company and the warrant agent, (v) if applicable, certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Warrant Agreement, any other relevant agreements and such corporate action, and (vi) in the case of Warrants issued as a component of Units, the actions in respect of such Units referred to in paragraph 6 hereof have been completed, then, upon the happening of such events, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.                   With respect to any Rights, including Rights issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Rights have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Rights Agreement (including, if applicable, a form of certificate evidencing such Rights) and the issuance of such Rights and the underlying shares of Common Stock, (iv) the Rights Agreement has been duly executed and delivered by the Company and the rights agent, (v) if applicable, certificates evidencing the Rights with such terms are duly executed, attested, issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Rights Agreement, any other relevant agreements and such corporate action, and (vi) in the case of Rights issued as a component of Units, the actions in respect of such Units referred to in paragraph 6 hereof have been completed, then, upon the happening of such events, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

November 4, 2022

6.                   With respect to any Units, when (i) a prospectus supplement and any other offering material with respect to such Units have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including, if applicable, a form of certificate evidencing such Units) and the issuance of such Units, (iv) the Unit Agreement has been duly executed and delivered by the Company and the unit agent, (v) if applicable, certificates evidencing the Units with such terms are duly executed, attested, issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Unit Agreement, any other relevant agreements and such corporate action, and (vi) the actions in respect of any Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and/or Purchase Contracts comprising such Units referred to in paragraphs 1, 2, 3, 4, 5 and/or 7 hereof (as the case may be) have been completed, then, upon the happening of such events, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7.                   With respect to any Purchase Contracts, including Purchase Contracts issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Purchase Contracts have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract Agreement (including, if applicable, a form of certificate evidencing such Purchase Contracts) and the issuance of such Purchase Contracts and the underlying shares of Common Stock or other securities, (iv) the Purchase Contract Agreement has been duly executed and delivered by the Company and the purchase contract agent, (v) if applicable, certificates evidencing the Purchase Contracts with such terms are duly executed, attested, issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Purchase Contract Agreement, any other relevant agreements and such corporate action, and (vi) in the case of Purchase Contracts issued as a component of Units, the actions in respect of such Units referred to in paragraph 6 hereof have been completed, then, upon the happening of such events, such Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

8.                    With respect to the offering of the Sales Agreement Shares pursuant to the Sales Agreement Prospectus, when (i) the Sales Agreement Shares have been issued by the Company against payment of the agreed-upon consideration therefor in accordance with the provisions of the Sales Agreement and (ii) certificates representing the Sales Agreement Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof (or in the case of Sales Agreement Shares issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares), then, upon the happening of such events, such Sales Agreement Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, voidable transactions, receivership, and other laws of general application relating to or affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

November 4, 2022

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (i) there will not have occurred any change in the law or in the Certificate of Incorporation or By-Laws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or Governing Documents, and (ii) no relevant corporate actions will have been modified or rescinded, (d) none of the particular terms of any Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor the compliance by the Company with the terms of such Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the corporate action related thereto, (g) the Company will have received legally sufficient consideration for all Securities, (h) each party to any Securities or Governing Documents (other than the Company) will have duly authorized, executed and delivered such agreements or instruments and complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (i) the Indenture will have been qualified under the Trust Indenture Act, (j) the terms of the Securities will be established in conformity with the applicable Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under the Governing Documents, (k) any Securities issuable upon conversion, exchange, or exercise or fulfillment of, or upon purchase pursuant to, any other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the Governing Documents related thereto, (l) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, (m) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware, (n) the Securities will be duly registered on the books of the transfer agent and registrar thereof in the name and on behalf of the holders thereof, and (o) that future issuances of Sales Agreement Shares will be made in accordance with the parameters established by the Board of Directors or a Pricing Committee of the Board of Directors, as such parameters may be established from time to time.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures, including electronic signatures, appearing upon certifications, documents, and proceedings, (b) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed, (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, (f) that Delaware law will be chosen to govern each Warrant Agreement, each Rights Agreement, each Purchase Contract Agreement and each Unit Agreement, and all Securities issued thereunder and/or certificates evidencing such Securities, and (g) that New York law has or will be chosen to govern the Indenture and all Securities issued thereunder.

November 4, 2022

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, and we express no opinion as to the effect of any other laws.

This opinion letter is rendered as of the date first written above, and we assume no responsibility for updating this opinion letter or the opinions set forth herein to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of such opinions. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Governing Documents.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Ben A. Stacke
Ben A. Stacke, Partner